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                      STOCKHOLDER NON-COMPETITION AGREEMENT


     THIS STOCKHOLDER NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of October 31, 1997, among BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A., a Florida professional association (the "Medical Group"), each of the individuals identified on the signature page hereof (each, a "Stockholder" and collectively, the "Stockholders"), and BMJ MEDICAL MANAGEMENT, INC., a Delaware corporation ("BMJ"), with reference to the following facts:

          (A) The Medical Group is engaged in the business of providing orthopedic medical and surgical services and related medical and ancillary services (the "Medical Services") to the general public.

          (B) Each Stockholder is a partner in or stockholder or employee of the Medical Group.

          (C) BMJ is engaged in the business of providing management, administrative, financial, marketing, information technology and related services to professional medical organizations.

          (D) The Medical Group and BMJ have entered into a Management Services Agreement effective as of August 1, 1997 (the "Management Services Agreement"), under which the Medical Group has agreed to cause the Stockholders to execute this Agreement.

          (E) Each Stockholder is acquiring stock in BMJ in connection with the execution of the Management Services Agreement and pursuant to a Restricted Stock Agreement entered into among the Stockholders and BMJ dated as of the date hereof (the "Restricted Stock Agreement").

     NOW, THEREFORE, in consideration of and as an inducement to BMJ's entering into the Management Services Agreement, the Restricted Stock Agreement, and the other agreements related thereto, and in consideration of such Stockholder's status as an equity owner or employee of the Medical Group, each Stockholder (for himself or herself only) hereby agrees for the benefit of both the Medical Group and BMJ as follows:

     1. Definition.

     For all purposes of this Agreement, "Competitive Business" shall mean any business that provides (i) orthopedic medical and surgical services and related medical and ancillary services to the general public, or (ii) administrative, billing, collection, financial, marketing, information technology and


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operational services to professional medical groups relating to such groups'

provision of the professional medical and related services described in clause
(i), or (iii) any other services provided by BMJ.

     2. Agreement Not to Compete or Interfere with Business.

          (a) Each Stockholder acknowledges that (i) he or she is receiving benefits from the acquisition of securities from BMJ pursuant to the Restricted Stock Agreement, (ii) the Medical Group and its affiliates conduct their business primarily in Broward County, Florida, and (iii) due to the highly competitive nature of the Medical Group's and BMJ's businesses, the value and goodwill of the Medical Group's and BMJ's businesses would be substantially impaired if such Stockholder engaged in a Competitive Business. Accordingly, each Stockholder hereby agrees that, during the period (such period being referred to herein as the "Non-Compete Period") commencing on the date hereof and ending two years after the earliest to occur of (x) the expiration of the Management Services Agreement, (y) the termination of the Management Services Agreement by BMJ pursuant to Section 13.2 thereof, or (z) the effective date of such Stockholder's resignation or termination of equity owner status or employment with the Medical Group (the earliest to occur of clause x, (y) or (z) being referred to herein as the "Exit Date"), he or she will not:

               (A) engage, directly or indirectly, in any Competitive Business at any location within twenty-five (25) miles of any Medical Group office (the "Restricted Territory"), whether such engagement shall be as an employee, officer, director, owner, partner, advisor, consultant, stockholder or other participant in any Competitive Business (or in any similar capacity in which the Stockholder derives an economic benefit from a Competitive Business);

               (B) assist others in engaging in any Competitive Business within the Restricted Territory in the manner described in the foregoing clause (A);

               (C) solicit, entice or induce any employee or stockholder of, or any partner in, the Medical Group, BMJ, or any affiliate or subsidiary of the Medical Group or BMJ to terminate his or her employment or equity owner or stockholder status with such entity or to engage in any Competitive Business within the Restricted Territory;

               (D) solicit, entice or induce any vendor, customer or distributor of the Medical Group, BMJ, or any affiliate or subsidiary of the Medical Group or BMJ to terminate or materially diminish its relationship with the Medical Group,



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          BMJ, or any affiliate or subsidiary of the Medical Group or BMJ; or


               (E) otherwise knowingly damage, disparage or interfere with the Medical Group, BMJ, or any affiliate or subsidiary of the Medical Group or BMJ;

     provided, however, that nothing contained in this Agreement shall prohibit the Stockholder from owning in the aggregate less than three percent (3.0%) of a class of publicly-traded securities issued by any Competitive Business.

          (b) BMJ and the Medical Group acknowledge and agree that such Stockholder shall have no further obligation pursuant to this Agreement in the event that (i) the Medical Group terminates the Management Services Agreement pursuant to Section 13.1 thereof, (ii) either party to the Management Services Agreement terminates such agreement pursuant to Section
     13.3 thereof, (iii) the Medical Group exercises the Rescission Option set forth in Section 14 of the Management Services Agreement or (iv) the Stockholder exercises his disengagement right set forth in Section 14.2 of the Management Services Agreement.

     3. Confidentiality.

          (a) Each Stockholder acknowledges and agrees that certain information he or she has received or will receive from the Medical Group and its affiliates or from BMJ and its affiliates constitutes the confidential and proprietary trade secrets of the Medical Group or of BMJ, as the case may be, and that such Stockholder's non-disclosure thereof is essential to this Agreement and a condition to such Stockholder's use and possession thereof. Each Stockholder shall retain in strict confidence any and all such confidential information received from the Medical Group and/or any of its affiliates (the "Medical Group Confidential Information") or from BMJ and/or any of its affiliates (the "BMJ Confidential Information") (collectively, the "Confidential Information") and under no circumstances shall such Stockholder distribute or in any way disseminate Confidential Information, directly or indirectly, to any third party or use Confidential Information for such Stockholder's personal benefit without the prior written consent of the Medical Group (in the case of Medical Group Confidential Information) or without the prior written consent of BMJ (in the case of BMJ Confidential Information).

          (b) Notwithstanding the above, each Stockholder shall have no liability to the Medical Group or its affiliates or to BMJ or its affiliates with respect to Confidential Information which:

               (i)was generally known and available in the public domain at the time it was disclosed or becomes



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          generally known and available in the public domain through no fault of such Stockholder;

               (ii) is disclosed with the prior written consent of the Medical Group or BMJ, as the case may be;

               (iii) becomes known to such Stockholder from a source other than the Medical Group or its affiliates or BMJ or its affiliates without breach of this Agreement by such Stockholder, without breach of any agreement between the Medical Group or BMJ, as the case may be, and such source, and otherwise not in violation of the Medical Group's or its affiliates' rights or the rights of BMJ or its affiliates; or

               (iv) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that such Stockholder shall provide prompt, advance notice thereof to enable the Medical Group or its affiliate or BMJ or its affiliates to seek a protective order or otherwise prevent such disclosure.

          (c) Each Stockholder agrees to indemnify the Medical Group or its affiliates and BMJ or its affiliates for any damages the same may suffer as a result of such Stockholder's or his or her agents' failure to abide by the provisions of this Section 3.

     4. Acknowledgment.

     Each Stockholder acknowledges that the provisions of this Agreement are not designed to prevent such Stockholder from earning a living or fostering his or her own career. The provisions of this Agreement are designed to prevent any third party from gaining unfair advantage from a Stockholder's knowledge of confidential and proprietary information relating to the Medical Group or BMJ or otherwise damaging or interfering with the business of the Medical Group or BMJ or from a Stockholder's participation in any Competitive Business. Each Stockholder further acknowledges receiving sufficient consideration under the Restricted Stock Agreement to compensate him or her for any losses he or she may suffer or incur as a result of losing any employment or other professional opportunity as a result of entering into and fulfilling his or her obligations under this Agreement.

     5. Buyout of Non-Compete Covenant.

          (a) At any time from and after the Exit Date, each Stockholder (if and only if such Stockholder was, as of the Exit Date, an equity owner of the Medical Group) may request (a "Termination Request") that BMJ and the Medical Group terminate



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     such Stockholder's obligations under paragraph (A) of Section 2(a) hereof.

     Such request shall be made by a Stockholder in writing and shall be delivered to the Medical Group and BMJ in accordance with Section 9 hereof. The copy of the Termination Request addressed to BMJ shall be accompanied by a certified check payable to BMJ in an amount equal to one-half of that amount (the "Buyout Amount") determined in accordance with the calculation set forth below. The requesting Stockholder shall deliver the remaining one-half (the "Second Payment") of the Buyout Amount to BMJ no later than the first anniversary of the initial payment pursuant to the previous sentence (such one year period being referred to herein as the "Payment Period"). Notwithstanding the foregoing, in the event the requesting Stockholder fails to deliver the Second Payment by the end of the Payment Period, then the terms of this Section 5(a) shall automatically be deemed null and void and the provisions of paragraph (A) of Section 2(a) hereof shall be deemed operative again (with the duration of the Payment Period not to be counted as part of the Non-Compete Period).

                    The Buyout Amount equals:

                              2 x (MF x 1/P) x T/24

                    where;

                    MF = the Management Fee (as defined in the Management Services Agreement) payable by the Medical Group for the calendar year prior to the Exit Date;

                    P = the aggregate number of equity owners of the Medical Group (including the Stockholder) as of the Exit Date; and

                    T = the number of months remaining (rounded up to the nearest whole number) in the Non-Compete Period (determined as of the date of the Termination Request).


          (b) Nothing contained herein shall be construed to in any way limit or reduce the remedies available to the Medical Group and BMJ hereunder in the event of a breach of Section 2(a) hereof prior to the delivery of a Termination Request.

          (c) Notwithstanding anything to the contrary contained herein, in the event that a Stockholder delivers a Termination Request to the Medical Group and BMJ and complies with the other provisions of Section 5(a) above, any solicitation by such Stockholder of those patients to which such Stockholder provided medical services prior to the Exit Date shall not be deemed a breach of Section 2 hereof.



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     6. Survival; Remedies.

     Each Stockholder's covenants under this Agreement shall survive termination of his or her equity owner status or employment with the Medical Group. Each Stockholder acknowledges that a breach or threatened breach by such Stockholder of this Agreement will cause irreparable damage and material loss to BMJ and the Medical Group and that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agrees that each of the Medical Group and BMJ shall be entitled to injunctive relief; provided, however, that nothing contained herein shall be construed as prohibiting the Medical Group or BMJ from pursuing any other remedies available for any such breach or threatened breach.

     7. Benefits of Agreement.

     This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successors of the Medical Group and successors of BMJ by reorganization, merger or consolidation or otherwise and any assignee of all or substantially all of the business and properties of the Medical Group or BMJ.

     8. Severability.

     It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     9. Notices.

     All notices or other communications required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:



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                    (i) If to the Medical Group, to:

                        BROWARD INSTITUTE OF ORTHOPAEDIC

                          SPECIALTIES, P.A.
                        4440 Sheridan Street
                        Hollywood, Florida  33021
                        Attention:  Administrator
                        Telephone:   (954) 962-3508
                        Telecopier:  (954) 989-4873

                        with a copy to:

                        Broad and Cassel
                        7777 Glades Road, Suite 300
                        Boca Raton, Florida  33434
                        Attention:  David J. Powers, Esq.
                        Telecopier: (561) 483-7321;

                    (ii) If to any Stockholder, to his or her address set forth on the signature page hereto beneath his or her name; and

                    (iii) If to BMJ, to:

                        BMJ Medical Management, Inc.
                        4800 North Federal Highway
                        Suite 104D
                        Boca Raton, Florida  33431
                        Attention:  Naresh Nagpal, M.D.
                                          President
                        Telecopier: (561) 391-1389;

                        with a copy to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attention:  Jeffrey S. Held, Esq.
                        Telecopier: (212) 408-2420;

or, in each case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (a) when delivered, if personally delivered, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier and (c) on the third business day after dispatch, if sent by mail.

     10. Relationship Among Stockholders.

     No Stockholder shall have any responsibility for any breach of this Agreement by any other Stockholder or for any representations, warranties, acts or omissions of any other



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Stockholder. Each Stockholder is entering into this Agreement for and on behalf of such Stockholder only, and no partnership, joint venture, unincorporated association or any other legal entity is intended to be formed by or among the Stockholders as a result of or in connection with this Agreement. The parties have chosen to execute a single instrument for convenience only, and this Agreement shall be construed as separate and several agreements among the Medical Group, BMJ and each of the respective Stockholders for all purposes. This Agreement may be executed in separate counterparts.

     11. Entire Agreement; Amendments; Prior Agreements.

     This Agreement, the Management Services Agreement and the Restricted Stock Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by a written instrument executed by the parties hereto. This Agreement supersedes any and all prior agreements among all of the parties hereto with respect to the matters covered hereby.

     12. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the laws and principles thereof or of any other jurisdiction which would direct the application of the laws of another jurisdiction. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement by any party hereto shall lie exclusively in any Federal or state court located in Broward County, State of Florida. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties hereto shall act in good faith and shall refrain from taking any actions to circumvent or frustrate the provisions of this Agreement.

     13. Attorneys' Fees.

     In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the losing party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

     14. Headings.

     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be



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deemed to be part of this Agreement.


                                     * * * *



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     IN WITNESS WHEREOF, this Stockholder Non-Competition Agreement has been executed and delivered as of the date first above written.

                                               BROWARD INSTITUTE OF ORTHOPAEDIC
                                                 SPECIALTIES, P.A.


                                               By:
                                                  --------------------------
                                                  Name:
                                                  Title:


                                               STOCKHOLDER

                                               -----------------------------
                                               David A. Krant, M.D.

                                               Address for notices:

                                               4440 Sheridan Street
                                               Hollywood, FL  33021


                                               -----------------------------
                                               Jeffrey B. Worth, M.D.

                                               Address for notices:

                                               4440 Sheridan Street
                                               Hollywood, FL  33021


                                               -----------------------------
                                               Jeffrey A. Crantnopol, M.D.

                                               Address for notices:

                                               4440 Sheridan Street
                                               Hollywood, FL  33021


                                               -----------------------------
                                               Marc Z. Hammerman, M.D.

                                               Address for notices:

                                               4310 Sheridan Street
                                               Hollywood, FL  33021

                                               -----------------------------
                                               Gary B. Schwartz, M.D.

                                               Address for notices:

                                               4310 Sheridan Street
                                               Hollywood, FL  33021


                                               -----------------------------
                                               Marshall E. Stauber, M.D.

                                               Address for notices:

                                               4310 Sheridan Street
                                               Hollywood, FL  33021


                                               -----------------------------
                                               Thomas A. Hoffeld, M.D.

                                               Address for notices:

                                               3475 Sheridan Street
                                               Hollywood, FL  33021


                                               -----------------------------
                                               Phillip E. Greenbarg, M.D.

                                               Address for notices:

                                               3475 Sheridan Street
                                               Hollywood, FL  33021




                                               BMJ MEDICAL MANAGEMENT, INC.



                                               By:
                                                  ---------------------------
                                                  Name:
                                                  Title: